Exhibit 23.1

17506 Colima Road, Ste 101, Rowland Heights, CA 91748 Tel: +1 (626) 581-0818 Fax: +1 (626) 581-0809

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Orangekloud Technology Inc.

We hereby consent to the incorporation by reference in this Registration Statement (333-277162) on Form F-1 Amendment No. 5, of our report dated April 19, 2024, relating to the consolidated financial statements of Orangekloud Technology Inc., which is included in this Registration Statement on the Form F-1 Amendment No.4.

We also consent to the reference to us under the caption “Experts” in such Registration Statement.

Rowland Heights, California

May 8, 2024